Report of Independent Registered Public Accounting Firm
The Shareholders and Board of Directors of
First Focus Funds, Inc.:
In planning and performing our audits of the financial statements of First Focus Funds, Inc. - Short-
Intermediate Bond Fund, Income Fund, Nebraska Tax-Free
 Fund, Colorado Tax-Free Fund, Balanced Fund, Core
Equity Fund, Growth Opportunities Fund, Small Company
 Fund, and International Equity Fund for the year ended
 March 31, 2005, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of First Focus Funds, Inc. is responsible
 for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United
States of America. Those controls include the safeguarding
 of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily
 disclose all matters in internal control that might be material weaknesses under the standards of the Public
Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2005.
This report is intended solely for the information and use of management and the Board of Directors of First Focus Funds, Inc. and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.
KPMG LLP
Columbus, Ohio
May 20, 2005